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                                                                   EXHIBIT 10.5
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                          [NBC TV NETWORK LETTERHEAD]



                                       January 1, 1996


Heritage Media Corp.
c/o WNNE-TV
BOX 1310
White River Junction, Vermont  05001

          Re: WNNE-TV (Hartford, Vermont)
              ---------------------------

          Reference is made to the Affiliation Agreement dated August 28, 1995 (the "Agreement") between the NBC Television Network ("NBC") and Heritage Media Corp., licensee of WNNE-TV (Hartford, Vermont) (collectively, the "Station") relating to the affiliation of WNNE-TV with NBC. In consideration of the mutual agreements of the parties as set forth herein, NBC and the Station hereby agree to amend the Agreement as set forth below:

A.   Extension of Term.  The parties hereby agree to extend the initial term of
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the Agreement until January 1, 2006.  Paragraph 3 of the Agreement is hereby amended by deleting the reference to "seven (7)" and substituting "eleven (11)" in its place.

B.   Clearance of "Saturday Today."  Station agrees to immediately commence
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clearance of "Saturday Today" and to continue clearance of "Saturday Today" (or replacement programming) during the remaining term of the Agreement. The parties hereby agree to delete Paragraph 3(f) of the Agreement in its entirety and to renumber existing Paragraph 1 "13(g)" as Paragraph 1 "13(f)".

C.   Clearance of Fourth Daytime Hour.  Station agrees to clear a fourth hour of
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NBC weekday Daytime programming no later than September 1, 1997 and to continue such clearance during the remaining term of the Agreement. The parties hereby agree to delete Paragraph 3(e) of the Agreement in its entirety and substitute the following in its place:

          "(e) Upon the earlier of (i) September 1, 1997 or (ii) the expiration or termination (without giving effect to any renewal term) of any of Station's existing contractual commitments for non-NBC programming broadcast by Station during the hours 9:00 A.M.-4:00 P.M., Monday through Friday, Station agrees to clear an additional one (1) hour of NBC Daytime programming Monday through Friday during such 9:00 A.M.- 4:00 P.M. time period so that Station would clear a total. of four (4) hours of NBC Daytime weekday programming during such hours. Upon Station's clearance of such additional one (1) hour of NBC Monday through Friday Daytime Programming, such additional one (1) hour shall then become part of the Daytime Programmed Time Period for purposes of Paragraphs 2(b) and 3(a) hereof."
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D.   Except as otherwise provided herein, the Agreement shall remain in full force and effect. Each defined term used herein without definition shall have the meaning assigned to such term in the Agreement.

     Please indicate your agreement to the foregoing by signing in the space indicated below.


                              Very truly yours,


                              NATIONAL BROADCASTING COMPANY, INC.


                              By:/s/ John F. Damiano
                                 -------------------
                                    Name:  John F. Damiano
                                    Title:  Sr. VP, Affiliate Relations


AGREED AND ACKNOWLEDGED:

HERITAGE MEDIA CORP.


By:/s/ [ILLEGIBLE]
   ---------------
     Name:
     Title:

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